EXHIBIT 99.1


PATRON SYSTEMS, INC. ANNOUNCES COMPLETION OF ENTELAGENT ACQUISITION

CHICAGO, April 1/PRNewswire-FirstCall via COMTEX/ -- Patron Systems, Inc. ("Patron") (Pink Sheets: PTRS), a provider of proprietary information security solutions offering homeland security and legislative compliance to corporations, municipalities, counties and states, today announced that it has completed the acquisition of Entelagent Software Corp. ("Entelagent").

On February 28, 2005, Patron announced that it had entered into a definitive merger agreement to acquire Entelagent, subject only to a formal shareholder vote as required under California law. On March 16, 2005, a majority of Entelagent's shareholders approved the merger with Patron pursuant to the requirements of California law and Entelagent's charter documents. The merger became effective on March 30, 2005.

Forward-Looking Statements

This release may contain statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current estimates and projections about Patron Systems' business, which are derived in part on assumptions of its management, and are not guarantees of future performance, as such performance is difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Such factors include, but are not limited to, the Company's ability to execute effectively its business plan and acquisition strategy, changes in the market for information security solutions, changes in market activity, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. These and other risks are described in the Company's filings with the Securities and Exchange Commission, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company assumes no obligation to update information concerning its expectations.


Contact:          Maris J. Licis
                  Director, Investor Relations
                  Patron Systems, Inc.
                  312-396-4031